Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report on the financial statements of VANIQA Product Line of Women First HealthCare, Inc. dated August 13, 2004, in the Amendment No. 5 to the Registration Statement (Form S-1 No. 333-124374) and related Prospectus of SkinMedica, Inc. for the registration of 6,037,500 shares of its common stock.

/s/    ERNST & YOUNG LLP

San Diego, California

August 30, 2005